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Exhibit 5.1

    Tyco Electronics Ltd.
    96 Pitts Bay Road, Second Floor
    Pembroke HM 08, Bermuda

    Zurich, April 7, 2009

    Re: Registration Statement on Form S-4

    Dear Sir or Madam

    We have acted as special Swiss counsel to Tyco Electronics Ltd., a Bermuda exempted company limited by shares (the "Company"), in connection with the change of the Company's place of incorporation from Bermuda to Switzerland by way of a discontinuance from Bermuda and a continuance as a Swiss corporation according to article 161 of the Swiss Code on Private International Law, whereby the Company transfers its domicile to Switzerland and reconstitutes itself as a corporation (Aktiengesellschaft) under the laws of Switzerland (the "Continuation") and the filing of a registration statement on S-4 (as such may be further amended or supplemented, the "Registration Statement") with the U.S. Securities and Exchange Commission ("SEC") in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of registered shares of the Company, with a nominal amount to be determined by a shareholders' meeting resolving the Continuation, issued by registration in the relevant commercial register in Switzerland when the Company becomes incorporated under the laws of Switzerland ("Common Shares").

    We have not investigated the laws of any jurisdiction other than Switzerland, and do not express an opinion on the laws of any jurisdiction other than Switzerland. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, opinions and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

    Based on the foregoing, we are of the opinion that, if the Swiss Continuation is completed in the manner described in the Registration Statement, each Common Share of the Company outstanding immediately thereafter will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" in the proxy statement/prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
Bär & Karrer AG
/s/ RALPH MALACRIDA Ralph Malacrida

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  Exhibit 5.1